UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 21, 2024

Archer Aviation Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 West Tasman Drive
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650-272-3233
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ACHR	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Archer Aviation Inc. (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) to amend the Current Report on Form 8-K, originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2024 (the “June 27, 2024 Form 8-K”). The Original Report was filed, among other things, to disclose (i) the voting results of the Company’s Annual Meeting of Stockholders held on June 21, 2024 (the “Annual Meeting”) and (ii) the filing, on June 24, 2024, of the Company’s Amended and Restated Certificate of Incorporation (the “June 24, 2024 Charter Amendment”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) to reflect certain recently updated Delaware law provisions regarding officer exculpation from liability, as well as certain technical and administrative changes.

This Amendment amends the June 27, 2024 Form 8-K solely to correct the disclosure regarding the previously reported voting results with respect to the Charter Amendment Proposal (as defined below) and to disclose that the Company has filed a Certificate of Correction (the “Certificate of Correction”) with the Delaware Secretary of State as described below.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 24, 2024, following the Annual Meeting, the Company filed the June 24, 2024 Charter Amendment with the Delaware Secretary of State. On July 5, 2024, the Company filed a Certificate of Correction with the Delaware Secretary of State to undo the June 24, 2024 Charter Amendment. As described below, the requisite votes were not in fact obtained at the Annual Meeting to approve the June 24, 2024 Charter Amendment, so the Company is reversing those changes and the June 24, 2024 Charter Amendment is deemed null and void ab initio. As a result of the Certificate of Correction, the Company’s Amended and Restated Certificate of Incorporation filed on September 16, 2021 remains unchanged and in effect.

This description of the Certificate of Correction does not purport to be complete and is qualified in its entirety by reference to the Certificate of Correction, a copy of which is included as Exhibit 3.1 to this Amendment and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s stockholders voted on, among other matters, proposals to amend the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation from liability (the “Charter Amendment Proposal”). The June 27, 2024 Form 8-K disclosed correctly the votes received with respect to the matters submitted to a vote by the Company’s stockholders at the Annual Meeting. However, it incorrectly disclosed that the Charter Amendment Proposal had passed when in fact the Charter Amendment Proposal did not receive the necessary stockholder votes (i.e., at least 66 2/3% of the voting power of shares outstanding as of the record date of the Annual Meeting) and was therefore not approved.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Correction to Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on July 5, 2024.
104	Cover Page Interactive Data File (formatted in the Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.

Date: July 5, 2024	By:	/s/ Eric Lentell
	Name:	Eric Lentell
	Title:	General Counsel